UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2009

West Bancorporation, Inc.

(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 30, 2009, West Bancorporation, Inc. (“the Company”) issued a press release announcing results for the second quarter of 2009.

Item 2.06 Material Impairments.
On July 29, 2009, the Board of Directors of the Company determined that a charge should be taken for impairment of goodwill reported on prior consolidated balance sheets.  In June 2009, the Company hired a valuation firm to assist in determining whether the stated goodwill had become impaired because the Company’s stock had recently been trading below its per share book value.  The Company’s stated goodwill consisted of two components:  $13.3 million associated with the acquisition of Hawkeye State Bank in 2003 and $11.6 million associated with the acquisitions of VMF Capital in 2003 and Investors Management Group, Ltd. in 2005.  The latter two companies were merged to form the Company’s subsidiary, WB Capital Management Inc. (“WB Capital”).

The Company, in conjunction with its outside advisor’s opinions, determined that all of the goodwill associated with the bank acquisition and $9.7 million of the WB Capital goodwill had become impaired and should be charged off.  This impairment charge has no impact on the Company’s liquidity, cash flows, or tangible capital ratios.  The charge has only a negligible impact on the Company’s other regulatory capital ratios.  The Company and its banking subsidiary, West Bank, exceed regulatory requirements for being well-capitalized after the charge.

The Company does not expect any future cash flow expenditures due to this impairment charge.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99: Press Release of West Bancorporation, Inc. dated July 30, 2009.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

July 30, 2009	By:	Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99	Press Release of West Bancorporation, Inc. dated July 30, 2009